Exhibit 23.7
CONSENT OF NOMINEE FOR DIRECTOR OF
RIDGEBURY TANKERS LTD
I hereby consent to the reference to me as a director-nominee in the prospectus included in the registration statement on Form S-1/A of Ridgebury Tankers Ltd, as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.
/s/ Kevin M. Kennedy
Name: Kevin M. Kennedy
Date: November 19, 2010